                                                                       EXHIBIT 5

                             JOINT FILING AGREEMENT


       The undersigned, John J. Fauth and JJF Group, Inc., hereby agree that this Schedule 13D relating to securities of TSI Incorporated shall be filed on behalf of each of them.


 July 7, 1999                         /s/ John J. Fauth
                                      -----------------------------
                                      John J. Fauth

                                      JJF GROUP, INC.

                                      By: /s/ John J. Fauth
                                      -----------------------------
                                      Its: President and Chief Executive Officer